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                                                                    EXHIBIT 23.3

               [BROWN, MARTIN, HALLER & MCCLAIN, LLP LETTERHEAD]

The Board of Directors and
  Stockholders
SIBIA Neurosciences, Inc.

          Re: Consent of Brown Martin Haller
               & McClain, Patent Counsel
              -------------------------------


To Whom It May Concern:

     We consent to the reference to our firm under the caption "Experts" and to the use of our name wherever appearing in the Registration Statement (Form S-1 dated November 5, 1997) and related Prospectus of SIBIA Neurosciences, Inc. and any amendment thereto.



                         BROWN MARTIN HALLER & MCCLAIN


                         /s/ STEPHANIE L. SEIDMAN
                         -----------------------------
                         Stephanie L. Seidman
                         Partner